UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2009 (September 18, 2009)

CONTINENTAL RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Oklahoma	001-32886	73-0767549
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

302 N. Independence, Suite 1500 Enid, Oklahoma	73701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (580) 233-8955

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

Purchase Agreement

On September 18, 2009, Continental Resources, Inc. (the “Company”) and Banner Pipeline Company, L.L.C. (the “Initial Guarantor”) entered into a Purchase Agreement (the “Purchase Agreement”) with Banc of America Securities LLC, RBS Securities Inc. and Wells Fargo Securities, LLC, as representatives of the several initial purchasers (collectively, the “Initial Purchasers”), relating to the issuance and sale of $300,000,000 in aggregate principal amount of the Company’s 8.25% senior unsecured notes due 2019 (the “Notes”). The Notes have a yield to maturity of 8.375%. The notes were offered and sold in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The notes were resold to qualified institutional buyers in reliance on Rule 144A of the Securities Act and to persons outside the United States under Regulation S of the Securities Act.

The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Company and the Initial Guarantor, on one hand, and the Initial Purchasers, on the other, have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act. The Company and the Initial Guarantor also agreed to enter into a registration rights agreement with holders of the Notes. A copy of the Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K (“Form 8-K”) and is incorporated herein by reference. The description of the Purchase Agreement in this report is a summary and is qualified in its entirety by the terms of the Purchase Agreement.

Indenture and Notes

The Notes were issued pursuant to an Indenture, dated September 23, 2009 (the “Indenture”), among the Company, the Initial Guarantor and Wilmington Trust FSB, as trustee (the “Trustee”). The Notes will be the general unsecured senior obligations of the Company. The Notes will rank equally in right of payment with all of the Company’s existing and future senior indebtedness and senior in right of payment to any of the Company’s future subordinated indebtedness. The notes will effectively be junior in right of payment to all of the Company’s existing and future secured indebtedness and other obligations, including borrowings outstanding under the Company’s revolving credit facility, to the extent of the value of the assets securing such indebtedness and other obligations. The Notes will be fully and unconditionally guaranteed on a senior basis by the Initial Guarantor, which is the Company’s only current subsidiary, and by certain future subsidiaries of the Company.

Interest and Maturity

The Notes will mature on October 1, 2019, and interest is payable on the Notes on each April 1 and October 1, commencing April 1, 2010.

Optional Redemption

The Company has the option to redeem all or a portion of the Notes at any time on or after October 1, 2014 at the redemption price specified in the Indenture plus accrued and unpaid interest. The Company may also redeem the Notes, in whole or in part, at a “make-whole” redemption price specified in the Indenture, plus accrued and unpaid interest, at any time prior to October 1, 2014. In addition, the Company may redeem up to 35% of the notes prior to October 1, 2012 under certain circumstances with the net cash proceeds from certain equity offerings.

Certain Covenants

The Indenture restricts the Company’s ability and the ability of its restricted subsidiaries to: (i) incur, assume or guarantee additional indebtedness or issue redeemable stock; (ii) pay dividends on stock, repurchase stock or redeem subordinated debt; (iii) make investments; (iv) enter into transactions with affiliates; (v) create liens on their assets; (vi) sell or otherwise dispose of assets, including capital stock of subsidiaries; (vii) restrict dividends, loans or other asset transfers from the Company’s restricted subsidiaries; (viii) enter into new lines of business; and (ix) consolidate with or merge with or into, or sell all or substantially all of their properties to, another person. These covenants are subject to a number of important exceptions and qualifications.

Events of Default

The Indenture provides that each of the following is an Event of Default: (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in payment when due at maturity, upon acceleration or redemption, of the principal on the Notes; (iii) failure by the Company to comply with certain covenants relating to merger, consolidation or sale of assets; (iv) failure by the Company to comply for 60 days after notice with any of the other agreements in the Indenture; (v) there occurs with respect to any indebtedness of the Company or any guarantor of the Notes having an outstanding principal amount of $25.0 million or more (a) an event of default which results in such indebtedness being due and payable prior to its maturity or (b) failure to make a principal, premium or interest payment when due and such defaulted payment is not made, waived or extended within the applicable grace period, the result of which gives the holder of such indebtedness the right to accelerate such indebtedness; (vi) failure by the Company, any guarantor of the Notes or other significant subsidiary to pay final judgments aggregating in excess of $25.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (vii) certain events of bankruptcy or insolvency described in the Indenture with respect to the Company or any of the Company’s significant subsidiaries; and (viii) any Note guaranty ceases to be in full force and effect, other than in accordance with the terms of the Indenture, or a guarantor of the Notes denies or disaffirms its obligations under its Note guaranty. In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare all the notes to be due and payable immediately.

A copy of the Indenture is filed as Exhibit 4.1 to this Form 8-K and is incorporated herein by reference. The description of the Indenture in this report is a summary and is qualified in its entirety by the terms of the Indenture.

Registration Rights Agreement

In connection with the issuance and sale of the Notes, the Company and the Initial Guarantor entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with representatives of the Initial Purchasers, dated September 23, 2009. Pursuant to the Registration Rights Agreement, the Company and the Initial Guarantor have agreed to file a registration statement with the Securities and Exchange Commission so that holders of the Notes can exchange the Notes for registered notes (the “Exchange Notes”) that have substantially identical terms as the Notes. In addition, the Company and the Initial Guarantor have agreed to exchange the guarantee related to the Notes for a registered guarantee having substantially the same terms as the original guarantee. The Company and the Initial Guarantor will use commercially reasonable efforts to cause the exchange to be completed within 400 days after the issuance of the Notes. The Company and the Initial Guarantor are required to pay additional interest if they fail to comply with their obligations to register the Notes within the specified time periods.

A copy of the Registration Rights Agreement is filed as Exhibit 4.2 to this Form 8-K and is incorporated herein by reference. The description of the Registration Rights Agreement in this report is a summary and is qualified in its entirety by the terms of the Registration Rights Agreement.

Relationships

The Initial Purchasers and certain of their affiliates have provided and may in the future provide financial advisory, investment banking and commercial banking services in the ordinary course of business to the Company and the Initial Guarantor, for which they receive customary fees and expense reimbursement. Affiliates of certain of the Initial Purchasers are lenders under the Company’s revolving credit facility, which the Company partially repaid with the net proceeds from the the offering of the Notes.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 8.01 – Other Events.

On September 18, 2009, the Company issued a press release announcing the pricing of the Notes. A copy of the Company’s press release is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

The press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Item 9.01 – Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
4.1	Indenture dated as of September 23, 2009 among Continental Resources, Inc., Banner Pipeline Company, L.L.C. and Wilmington Trust FSB, as trustee.

4.2	Registration Rights Agreement dated as of September 23, 2009 among Continental Resources, Inc., Banner Pipeline Company, L.L.C. and the Initial Purchasers named therein.

10.1	Purchase Agreement dated as of September 18, 2009 among Continental Resources, Inc., Banner Pipeline Company, L.L.C. and the Initial Purchasers named therein.

99.1	Press release dated September 18, 2009, announcing the pricing of the Notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CONTINENTAL RESOURCES, INC.
(Registrant)

Date: September 24, 2009	By:	/s/ John D. Hart
John D. Hart
Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Indenture dated as of September 23, 2009 among Continental Resources, Inc., Banner Pipeline Company, L.L.C. and Wilmington Trust FSB, as trustee.

4.2	Registration Rights Agreement dated as of September 23, 2009 among Continental Resources, Inc., Banner Pipeline Company, L.L.C. and the Initial Purchasers named therein.

10.1	Purchase Agreement dated as of September 18, 2009 among Continental Resources, Inc., Banner Pipeline Company, L.L.C. and the Initial Purchasers named therein.

99.1	Press release dated September 18, 2009, announcing the pricing of the Notes.